SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 2004


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


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
               Massachusetts                                1-7211                             04-2068530
          (State of incorporation)                 (Commission File Number)        (IRS Employer Identification No.)

       65 Grove Street, Watertown, MA                        02472                           (617) 926-2500
  (Address of principal executive offices)                (Zip Code)                (Registrant's telephone number,
                                                                                          including area code)
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Item 5.  Other Events and Required FD Disclosure
         ---------------------------------------

         On February 17, 2004, Ionics, Incorporated issued a press release announcing the completion of the acquisition of Ecolochem, Inc. and its affiliated companies. A copy of the press release is attached hereto as
         Exhibit 99.1 and is hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)    Exhibits
                --------

                Exhibit Number    Description
                --------------    -----------

                      99.1 Press release dated February 17, 2004 announcing the completion of the acquisition of Ecolochem, Inc. and its affiliated companies.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                      IONICS, INCORPORATED

February 17, 2004                     By:     /s/Stephen Korn
                                              ----------------------------
                                      Name:   Stephen Korn
                                      Title:  Vice President and General Counsel




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                                  EXHIBIT INDEX



Number                   Description                               Page Number
------                   -----------                               -----------

 99.1    Press release dated February 17, 2004 announcing                4
         the completion of the acquisition of Ecolochem, Inc.
         and its affiliated companies.

                                                                    EXHIBIT 99.1

                     Ionics, Incorporated Acquires Ecolochem



Watertown, MA--February 17, 2004--Ionics, Incorporated (NYSE-ION), an internationally recognized leader in water purification and wastewater treatment, announces that it has completed the acquisition of Ecolochem, Inc. and its affiliated companies for approximately $219 million in cash and 4.65 million shares of Ionics common stock. Ecolochem, a privately held company headquartered in Norfolk, VA, is a leading provider of emergency, short and long-term mobile water treatment services to the power, petrochemical and other industries. This transaction significantly increases Ionics' ability to offer extensive outsourced water services to its customer base.

In connection with this transaction, Ionics obtained a $255 million banking facility arranged by UBS Securities LLC, Fleet Securities, Inc. and Banc of America Securities LLC. Included in this facility is a $175 million secured senior loan and an $80 million revolving credit facility.

"I am delighted by the overwhelming support that our shareholders have given us for this acquisition. At our special meeting, 91% of the outstanding shares were voted, and more than 98% of the shares voting on the matter were voted to support the transaction. Clearly our shareholders share our vision for the future of Ionics and for the importance of this transaction," said Douglas Brown, Chief Executive Officer of Ionics. "Our shareholders also passed the proposed modifications to our stock incentive plan. This is important as we focus on using performance-based compensation arrangements to reward our employees."

Commenting on the closing of the acquisition, Lyman B. Dickerson, President of Ecolochem stated, "I am looking forward to successfully integrating Ecolochem into Ionics. The opportunity to become the leader in outsourced water services is exciting to all of us at Ecolochem and Ionics, and I am committed to realizing this opportunity to its full potential." Mr. Dickerson has joined Ionics as Vice President of Ionics' Water Systems Division.

Following the closing of the transaction, Mr. Dickerson and Frederick T. Stant became directors of Ionics.


About Ionics
Ionics is a global leader in water purification and wastewater treatment, with over 50 years of experience in the design, installation, operation and maintenance of water treatment systems. Ionics is a leading provider of emergency and long term water treatment services and is a pioneer in the supply of membrane-based desalination systems throughout the world. Ionics is also a leader in the supply of zero liquid discharge systems and ultrapure water systems for the power and microelectronics industries. Additionally, Ionics provides the highest standards of measurement and analysis of water impurities, such as total organic carbon and boron. For more information about Ionics, please visit www.ionics.com.

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this news release involve risk and uncertainty. The statements contained in this release which are not historical facts are forward-looking statements, including without limitation those relating to the future growth and profitability of Ionics and its leadership position in the provision of water treatment services. These forward-looking statements are neither promises nor guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including the Company's success in integrating Ecolochem operations with its own; overall economic conditions; demand for Company products; price pressures and competition from companies larger than the Company; risks of nonpayment of accounts receivable; risks associated with foreign operations; technological and product development risks; availability of manufacturing capacity; and other risk factors described in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002 and in its proxy statement filed with the Securities and Exchange Commission on January 9, 2004. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.




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